EXHIBIT 99(A)
                                                                   -------------
[INSILCO LOGO]
Excellence in Electronics and Telecommunications Components
                                                           FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
                                  NEWS RELEASE
--------------------------------------------------------------------------------

INVESTORS:  MICHAEL R. ELIA     SR. VICE PRESIDENT & CFO        (614) 791-3117
MEDIA:      MELODYE DEMASTUS    MELROSE CONSULTING              (614) 771-0860

       INSILCO HOLDING CO. PROVIDES SALES AND EARNINGS GUIDANCE FOR Q4 `01

                   INITIATES REVIEW OF STRATEGIC ALTERNATIVES

COLUMBUS, OHIO, FEBRUARY 7, 2002 -- INSILCO HOLDING CO. (OTC BULLETIN BOARD:
INSL) stated that it expects to report fourth quarter 2001 sales of $51.2 million and EBITDA of $0.5 million. The Company expects to report an operating loss for the quarter of $60.9 million, and a loss from continuing operations of $72.4 million. The Company's operating results will include $3.5 million in charges relating to severance incurred and asset write-downs taken under the Company's cost reduction plans, and $53.0 million in goodwill impairment charges relating to certain of the Company's acquisitions. The Company stated that it expects to be in compliance with its credit facility covenants as of year-end 2001. The Company plans to report fourth quarter results the week of March 4, 2002.

The Company also stated that it has initiated a review of its strategic alternatives. Gleacher & Co. LLC has been retained by the Company to assist management and the Board of Directors in the review.

Insilco Holding Co., through its wholly-owned subsidiary Insilco Technologies, Inc., is a leading global manufacturer and developer of a broad range of magnetic interface products, cable assemblies, wire harnesses, fiber optic assemblies and subassemblies, high-speed data transmission connectors, power transformers and planar magnetic products, and highly engineered, precision stamped metal components.

Insilco maintains more than 1.5 million square feet of manufacturing space and has 21 locations throughout the United States, Canada, Mexico, China, Northern Ireland, Ireland and the Dominican Republic serving the telecommunications, networking, computer, electronics, automotive and medical markets. For more information visit our sites at WWW.INSILCO.COM or WWW.INSILCOTECHNOLOGIES.COM.

The statements made in this press release which are not historical facts may be deemed forward looking statements, and, as such, are subject to certain risks and uncertainties, including statements in paragraph one with respect to: sales and earnings expectations; compliance with the company's credit facility covenants, and charges related to the company's goodwill impairment and severance and write-down costs associated with its ongoing cost restructuring activities. It is important to note that results could differ materially from those projected in such forward-looking statements. Factors which could cause results to differ materially include, but are not limited to the following: delays in new product introductions, lack of market acceptance for new products, changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, adverse changes in operating performance, changes in interest rates, and adverse economic conditions which could affect the amount of cash available for debt servicing and capital investments. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 2000 and subsequent reports on Form 10-Q. Copies of these filings may be obtained by contacting the Company or the SEC.

                                      # # #